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                                     FORM OF
                              AMENDMENT NUMBER 9 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

        Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to HARTFORD INVESTMENT FINANCIAL SERVICES, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following new series (the "Series") are hereby included as new Funds:

          -    The Hartford Aggressive Growth Allocation Fund

          -    The Hartford Balanced Allocation Fund

          -    The Hartford Conservative Allocation Fund

          -    The Hartford Growth Allocation Fund

          -    The Hartford Income Allocation Fund

        All provisions in the Agreement shall apply to the Series.

        IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of __________ 2004.

                                    HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                    By: ________________________________________
                                        David M. Znamierowski
                                        Senior Vice President

                                    THE HARTFORD MUTUAL FUNDS, INC.

                                    By: ________________________________________
                                        David M. Znamierowski
                                        President